EXHIBIT 5.1

                    [Letterhead of Harney Westwood & Riegels]

3 December 2001                                             11140-014-SAR-o01v01


GetGo Inc.
Prosperity Centre
8/F, Block B
77 Container Port Road
Kwai Chung
New Territories, Hong Kong


Dear Sirs:

         GetGo Inc. (the "Company") - Registration Statement on Form S-8

We are British Virgin Island counsel to GetGo Inc., a British Virgin Island international business company (the "Company"). We have assisted the Company in its preparation of a Registration Statement (the "Registration Statement") on Form S-8 under the United States Securities Act of 1933, as amended (the "Securities Act"), registering 1,600,000 common shares, $.01 par value of the Company (the "Common Shares") issuable upon exercise of options granted to Donald J. Busto and William Willard (the "Plan").

In rendering this opinion, we have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents and have made such other examinations, searches and investigations as we have considered necessary. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies or telecopies. We have not made an independent examination of the laws of any jurisdiction other than the British Virgin Island and we do not express or imply any opinions in respect to the laws of any other jurisdiction. The opinions expressed herein are based on legislation and regulations in effect on the date hereof. We have also assumed that there is and will be sufficient authorized capital in the Company to issue the Common Shares.

Based on and subject to the foregoing we are of the opinion that the Common Shares, when issued pursuant to the exercise of options under the Plan and the payment of the purchase price therefor, will be duly and validly issued, fully paid and nonassessable Common Shares.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

Yours faithfully

/s/ HARNEY WESTWOOD & RIEGELS
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HARNEY WESTWOOD & RIEGELS